                                                                       Exhibit 5
                           JONES, DAY, REAVIS & POGUE
                               3500 SUNTRUST PLAZA
                              303 PEACHTREE STREET
                           ATLANTA, GEORGIA 30308-3242



                                October 2, 1998




HBO & Company
301 Perimeter Center North
Atlanta, Georgia 30346

Gentlemen:

                  We have acted as counsel to HBO & Company, a Delaware corporation (the "Company"), in connection with the registration of 142,319 shares of Common Stock, $.05 par value per share, of the Company (the "Shares"), to be issued by the Company in accordance with that certain Option Agreement dated October 12, 1994, as amended by and between the Company and Graham O. King and that certain Option Agreement dated June 14, 1991 by and between the Company and Stephen G. Sullivan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") to which this opinion appears as Exhibit 5.

                  We have examined originals or certified or photostatic copies of such records of the Company, certificates of officers of the Company, and public officials and such other documents as we have deemed relevant or necessary as the basis of the opinion set forth below in this letter. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents submitted as certified or photostatic copies, and the authenticity of originals of such latter documents. Based on the foregoing, we are of the following opinion:

                  The Shares, when issued in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                           Sincerely,


                                           /s/ Jones, Day, Reavis & Pogue

                                           JONES, DAY, REAVIS & POGUE



                                       19